EXHIBIT 3.104
STATE OF SOUTH CAROLINA
SECRETARY OF STATE
RESTATED ARTICLES OF INCORPORATION
TYPE OR PRINT CLEARLY IN BLACK INK
Pursuant to Section 33-10-107 of the 1976 South Carolina Code of Laws, as amended, the corporation hereby submits the following information:

1.	The name of the Corporation is Three Rivers SPE Manager, Inc.

2.	If the name of the Corporation has ever been changed, all of its former names:

a)
Name Specified in Original Articles of Incorporation

b)

c)

3.	The original articles of incorporation were filed on March 9, 2005

4.	The registered office of the corporation is 2 Office Park Court, Suite 103
Street Address
in the city of Columbia , South Carolina 29223
Zip Code
and the registered agent at such address is National Registered Agents, Inc.

5.	The corporation is authorized to issue shares of stock as follows. Complete “a” or “b”, whichever is applicable:

	a. ☑	If the corporation is authorized to issue a single class of shares, the total number of shares authorized is 10,000 .

	b. ☐	The corporation is authorized to issue more than one class of shares:

Class of Shares	Authorized No. of Each Class

The relative right, preference, and limitations of the shares of each class, and of each series within a class, are as follows:
6.	The optional provisions which the corporation elects to include in the articles of incorporation are as follows (See the applicable provisions of Sections 33-2-101, 35-2-105, and 35-2-221 of the 1976 South Carolina Code of Laws, as amended):

Three Rivers SPE Manager, Inc.

Name of Corporation
7.	Unless a delayed effective date is specified, this application will be effective upon acceptance for filing by the Secretary of State (See Section 33-1-230(b)of the 1976 South Carolina Code of Laws, as amended)

CERTIFICATE Accompanying the Restated
Articles of Incorporation
Check either A or B, whichever is applicable; and if B applies, complete the additional information requested:
A. ☐ The attached restated articles of incorporation do not contain any amendments to the corporation’s articles of incorporation and have been duly approved by the corporation’s board of directors as authorized by Section 33-10-107(a) of the 1976 South Carolina Code of Laws, as amended.
B. ☒ The attached restated articles of incorporation contain one or more amendments to the corporation’s articles of incorporation. Pursuant to Section 33-10-107(d)(2) also, the following information concerning the amendment(s) is hereby submitted:
1.	On January 2, 2007, the corporation adopted the following amendment(s) to its articles of incorporation:

(Type or Attach the Complete Text of Each Amendment)

2.	The manner, if not set forth in the Amendment(s), in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert “not applicable” or “NA”).

3.	Complete either a or b, whichever is applicable.
a. ☒ Amendment(s) adopted by shareholder action.
At the date of adoption of the Amendment(s), the number of outstanding shares of each voting group entitled to vote separately on the Amendment(s), and vote of such shares was:

	Number of	Number of	Number of Votes	Number of Undisputed*
Voting	Outstanding	Votes Entitled	Represented at	Shares Voted
Group	Shares	to be Cast	the Meeting	For	or	Against
Not Applicable	100	100	100	100		0
Note:	Pursuant to Section 33-10-106(6)(1), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.
b. ☐ Amendment(s) was duly adopted by unanimous action or board of directors with shareholders approval pursuant to sections 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code of Laws, as amended and shareholder action was not required.

Date	Three Rivers SPE Manager, Inc.
Name of Corporation
/s/ Christopher L. Howard
Signature
Christopher L. Howard, VP and Secretary
Type or Print Name and Office